                                  BIOQUAL, Inc.
                            9600 Medical Center Drive
                            Rockville, Maryland 20850


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                October 23, 2001


The Annual Meeting of Shareholders of BIOQUAL, Inc. (the "Company"), a Delaware corporation, will be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on October 23, 2001 at 10:00 a.m. for the following purposes:

     1. To elect four directors each to hold office until the next Annual Meeting of Shareholders or otherwise as provided in the by-laws;

     2. To approve the appointment of Aronson, Fetridge & Weigle as independent auditors for the Company; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 7, 2001, as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting.

A list of shareholders of the Company entitled to vote at the Annual Meeting will be available for examination by shareholders of the Company at the offices of the Company, 9600 Medical Center Drive, Rockville, Maryland, during the ten days immediately preceding the date of the Annual Meeting.

The Annual Report to Shareholders for the year ended May 31, 2001, accompanies this notice.

Shareholders who do not expect to attend the meeting in person are urged to fill out, sign, and mail promptly, the enclosed proxy.


                                                 /s/ Michael P. O'Flaherty
                                                 Michael P. O'Flaherty
                                                 Secretary

Rockville, Maryland
September 10, 2001

                                  BIOQUAL, Inc.
                            9600 Medical Center Drive
                            Rockville, Maryland 20850


                                 PROXY STATEMENT



This proxy statement is furnished in connection with the solicitation by BIOQUAL, Inc. (the "Company") of proxies to be voted at the Annual Meeting of the Shareholders to be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on October 23, 2001, at 10:00 a.m., or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Shares represented by duly executed proxies at the meeting will be voted at the meeting. Where shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted.

The Company, at the close of business on September 7, 2001, the record date for determination of shareholders entitled to vote at the meeting (the "Record Date"), had outstanding 882,592 shares of Common Stock, par value $0.01 per share, each share being entitled to one vote with respect to each matter to be voted on at the meeting. Votes submitted prior to the Annual Meeting by proxy will be counted by the Company's transfer agent, Registrar and Transfer Company, and the results will be provided to the Company prior to the Annual Meeting. Shares voted by shareholders present at the meeting will be tabulated manually by the Inspector of Elections and added to the totals provided by Registrar and Transfer Company. Abstentions by proxy or in person and broker non-votes will be counted as present for the purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be counted with respect to any matter being voted upon.

The solicitation of proxies is made by and on behalf of the Board of Directors of the Company. This statement is being mailed to the shareholders on or about September 21, 2001.


                               SECURITY OWNERSHIP

To the knowledge of the Company on the Record Date, the only persons known to hold more than 5 percent of the Common Stock of the Company are:

                                          Amount and Nature of     Percent of
              Beneficial Owner            Beneficial Ownership      Class (1)
              ----------------            --------------------      ---------
            John C. Landon                    154,049 (2)(3)         17.00

            S. David Leibowitt
              2295 South Ocean Blvd.
              Palm Beach, FL 33480             87,563                 9.92

            J. Thomas August                  177,339 (4)            20.08

            David H. Bishop
              100 W. 57th St.
              New York, NY 10019               60,509 (5)             6.86


(1) Assumes the exercise by such person or persons of the currently exercisable options owned by him or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

(2) Includes 4,178 shares in the name of John C. Landon's spouse.

(3) Assumes the exercise of currently exercisable options to purchase 23,500 shares.

(4) Assumes the exercise of currently exercisable options to purchase 500 shares.

(5) Includes 1,506 shares in the name of David H. Bishop's spouse.

The Company has been advised that the shares of Common Stock owned by Dr. August and Dr. Landon will be voted in favor of the four nominees for director, and in favor of all propositions set forth below.

                          ITEM 1- ELECTION OF DIRECTORS



Four persons have been nominated for election as directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. If you submit your proxy but do not make specific choices, your enclosed proxy will be voted FOR the election as directors of the persons named below. If any nominee becomes unavailable as a candidate for election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Company has no reason to believe that any nominees named below will be unable to serve if elected.

All four of the nominees currently are directors of the Company. J. Thomas August has been a director of the Company since 1982, John C. Landon has been a director since 1986, Charles C. Francisco has been a director since 1991, and Charles F. Gauvin has been a director since 1992. The terms of all four directorships will run from October 23, 2001, to the next Annual Meeting of the Company's shareholders. Election of the four (4) nominees will require the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting.

The following table sets forth the name and principal occupation of each nominee, the period without interruption for which he or she has been a director of the Company, the names and titles of the Executive Officers of the Company, and the amount and percent of class of stock of the Company beneficially owned by each nominee, each Executive Officer, and the Executive Officers and Directors as a group as of the Record Date. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

                                                                          Director of
                                                                            Company
                                                                            Without           Nature of
                                    Principal Occupation & Business      Interruption        Beneficial                  Percent Of
    Name and Address         Age    Experience Past Five Years               Since            Ownership       Class       Class(1)
    ----------------         ---    --------------------------               -----            ---------       -----       --------
John C. Landon                64    Nominee; Chairman of the Board            1986             154,049       Common          17.00
9600 Medical Ctr. Dr.               (since February,1987) & CEO &                                (2)(3)
Rockville, MD 20850                 President (since 1986) of the
                                    Company.


Charles C. Francisco          63    Nominee; from July 1998 to                1991               3,834       Common           0.43
455 Fortune Blvd.                   present, CEO and Managing                                       (4)
Milford, MA 01757                   Member of EdgeTech, Inc.,
                                    Milford, MA, a manufacturer of
                                    acoustic underwater imaging
                                    instruments; from July 1998 to
                                    present, CEO, President and a
                                    Director of C&W Fabricators,
                                    Inc., Gardiner, MA, a
                                    manufacturer of inlet and
                                    exhaust systems for gas
                                    turbine electric generators;
                                    from 1993-1998 President, CEO
                                    & a Director of Victoreen,
                                    Inc., Cleveland, OH, a
                                    manufacturer of radiation
                                    measuring instrumentation.

J. Thomas August              73    Nominee; Prof. & former                   1982             177,339       Common          20.08
School of Medicine                  Director of the Dept. of                                        (5)
Johns Hopkins Univ.                 Pharmacology and Molecular
725 N. Wolfe St.                    Sciences at The Johns Hopkins
Baltimore, MD 21205                 Univ. School of Medicine,
                                    Baltimore, MD for more than
                                    five years.

Charles F. Gauvin             45    Nominee; President and CEO                1992               3,834       Common           0.43
Trout Unlimited                     from 1994 and from 1991 to                                      (4)
1500 Wilson Blvd.                   1994 Executive Director of
Arlington, VA 22209                 Trout Unlimited, Arlington,
                                    VA, a nonprofit organization
                                    dedicated to protection and
                                    conservation of trout and
                                    salmon and their habitats.

Michael P. O'Flaherty         64    Company Secretary and                                       18,218       Common           2.04
BIOQUAL, Inc.                       Corporate Vice President since                                  (6)
9600 Medical Center Dr.             June 1988, and Chief Operating
Rockville, MD 20850                 Officer since June 1994; Mr.
                                    O'Flaherty's duties for the
                                    Company include most functions
                                    of general management.

Jerry R. Reel                 63    Vice President of the Division                1,884       Common           0.21
BIOQUAL, Inc.                       of Reproductive Endocrinology                    (7)
9600 Medical Center Dr.             and Toxicology of BIOQUAL
Rockville, MD 20850                 since June 1997; Vice
                                    President, Science, of BIOQUAL since
                                    October 1991.

David A. Newcomer             40    Acting Controller of BIOQUAL                  2,718       Common           0.31
BIOQUAL, Inc.                       from May 1989 to June 1990;                      (8)
9600 Medical Center Dr.             Controller from June 1990 to
Rockville, MD 20850                 the present; and Chief
                                    Financial Officer from June 1994 to
                                    the present; Mr. Newcomer's duties
                                    include the management of the
                                    Company's financial functions.

Leanne DeNenno                47    Vice President of the Division                2,385       Common           0.27
BIOQUAL, Inc.                       of Laboratory Animal Sciences                    (9)
9600 Medical Center Dr.             of BIOQUAL since June 1997;
Rockville, MD 20850                 Vice President of Medical
                                    Center Drive Division of BIOQUAL from
                                    1991 to 1997; has been an employee
                                    since 1982.

Marisa St. Claire             36    Vice President of the Division                2,184       Common           0.25
BIOQUAL, Inc.                       of Primate Biology and                          (10)
9600 Medical Center Dr.             Medicine of BIOQUAL since
Rockville, MD 20850                 September 2000; in 1996,
                                    joined the Company as Deputy
                                    Director of the Division of
                                    Primate Biology and Medicine

All Executive Officers and                                                      366,445       Common          39.24
Directors as a group (9
Persons)(2)(3)(4)(5)(6)(7)(8)(9)
(10)


   (1) Assumes the exercise by such person or persons of the currently exercisable options owned by him, her, or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

   (2)  Includes 4,178 shares in the name of John C. Landon's spouse.

   (3) Assumes the exercise of currently exercisable options to purchase 23,500 shares.

   (4) Assumes the exercise of currently exercisable options to purchase 3,834 shares.

   (5) Assumes the exercise of currently exercisable options to purchase 500 shares.

   (6) Assumes the exercise of currently exercisable options to purchase 11,668 shares.

   (7) Assumes the exercise of currently exercisable options to purchase 1,834 shares.

   (8) Assumes the exercise of currently exercisable options to purchase 2,001 shares.

   (9) Assumes the exercise of currently exercisable options to purchase 2,385 shares.

   (10) Assumes the exercise of currently exercisable options to purchase 1,634 shares.

           THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

The Board of Directors held three meetings in fiscal year 2001. All board members were present at each meeting and at all committee meetings on which they serve. The Board has established two committees, the Compensation Committee and the Audit Committee.

The Compensation Committee (currently consisting of Messrs. Francisco and Gauvin) meets as necessary to determine Dr. Landon's compensation. Dr. Landon determines the compensation of the Company's other employees. The members of the Committee are not employees of the Company and are independent directors. The Compensation Committee had one formal meeting during fiscal year 2001.

There is unrestricted access between the Audit Committee and the independent public accountants.

     .    The Audit Committee Report is set forth in Appendix A hereto.

     . Audit fees paid to the independent public accountants are set forth in Appendix B hereto.

     . The full text of the Audit Committee charter is set forth in Appendix C hereto.

The responsibilities of the Audit Committee (currently consisting of Messrs. Francisco and Gauvin) include recommending to the full Board the selection of the Company's independent public accountants, discussing the arrangements for the proposed scope, and the results of the annual audit with management and the independent public accountants; reviewing the scope of non-audit professional services provided by the independent public accountants; obtaining from both management and the independent public accountants their observations on the Company's system of internal accounting controls. The members of the Committee are not employees of the Company and are independent directors. There were two formal meetings of the Audit Committee in fiscal year 2001.

Messrs. Francisco, August and Gauvin have agreements with the Company extending through the term of their election. The agreements for Messrs. Francisco, August and Gauvin provide for quarterly payments of $ 2,000 each as directors fees and payments of $1,000 for attendance at Board of Directors meetings.

The agreement with Dr. August also provides payments of $2,500 per quarter for services rendered to the Company as Scientific Adviser. Dr. August had a separate agreement providing payment of $300 per hour for acting as Interim Scientific Director of the Department of Discovery Research. This latter agreement expired on June 27, 2001. The Company also reimburses Company related travel expenses incurred by any of the Directors.

During fiscal year 2001, the Company paid the following cash compensation to directors:

                                       Attendance at Board       Travel to
                         Directors        Meetings and            Board
                          Fees ($)    Consultation Fees ($)    Meetings ($)
                          --------    ---------------------    ------------
Dr. J. Thomas August        8,000            19,600                  332

Charles C. Francisco        8,000             3,000                  904

Charles F. Gauvin           8,000             3,000                1,795

             REMUNERATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

The following table sets forth information with respect to remuneration paid during the last three fiscal years to the Chief Executive Officer and the other Company Officers whose compensation exceeded $ 100,000.

                                                             Other Annual
Name and Principal                     Salary      Bonus     Compensation
Position                     Year       ($)         ($)        ($) /1,2
------------------           ----       ---         ---        --------

John C. Landon               2001     275,000     40,000        32,723
CEO, President, Chairman     2000     275,000     30,000        32,723
Of the Board                 1999     275,000     40,000        32,723

Michael P. O'Flaherty        2001     156,250     36,564        10,593
Chief Operating Officer      2000     134,593     35,099        10,593
Secretary                    1999     127,286     44,292        10,593

Jerry R. Reel                2001     134,876      6,946
Vice President               2000     121,402      5,550
                             1999     120,652      3,789

David A. Newcomer            2001      99,092     20,193         4,500
Chief Financial Officer      2000      91,726     19,378         4,500
                             1999      88,600     26,292         4,500

Marisa St.Claire             2001      98,002      5,000
Vice President               2000      84,058
                             1999      80,054

1/ Other annual compensation for the CEO for the years 2001, 2000, and 1999 represents premiums for a $1,000,000 Split Dollar Life Insurance Policy.

2/ Other annual compensation for the Chief Operating Officer and Chief Financial Officer for the years 2001, 2000, and 1999 represents premiums for $250,000 Split Dollar Life Insurance Policies.

Employment Contracts and Termination of Employment and Change-in-Control
------------------------------------------------------------------------
Arrangements
------------

Dr. Landon has an employment agreement with the Company, extending through July 13, 2002. Pursuant to this agreement, Dr. Landon's base compensation is $275,000 per year. The agreement provides for various additional incentive compensations dependent upon the results of the Company's operation each year through the term of employment. The Compensation Committee of the Board of Directors determines the amount of incentive compensation for Dr. Landon.

Dr. Landon's Employment Agreement has the following compensation upon termination provisions: 1. If Dr. Landon's employment is terminated due to his death, the Company shall pay his estate bi-weekly amounts equal to his base annual salary for the twelve month period following his death; 2. If Dr. Landon becomes disabled, he will receive base salary compensation up to six months after becoming disabled and at the end of the six-month period his employment will be terminated; 3. If, during the five-year term of Dr. Landon's agreement, there is a change-in-control of the Company, the Agreement shall remain in effect for the remainder of the five-year term or an additional two and one-half years, whichever is greater; 4. If Dr. Landon is terminated for cause, or if the Company and Dr. Landon mutually agree to terminate Dr. Landon's employment, the Company shall have no further obligation to Dr. Landon under the Agreement.

Michael O'Flaherty and David Newcomer have severance agreements with the Company. The terms of the severance agreements provide that in the event the Company terminates the executive's employment with the Company for other than the following reasons, termination for cause, voluntary resignation, disability or death, the executive is entitled to receive severance pay equal to one year of compensation, based on the base annual salary in effect at the time of termination.


Annual Incentives
-----------------

Annual incentives for the executive officers named in the above table, excluding the CEO, provide cash compensation opportunity for achieving various performance objectives. These objectives include but are not limited to the following: financial performance measures such as profit, sales, indirect cost controls, contract renewal and contract award. Certain objectives have minimum and maximum levels of performance set. No payment is made if performance fails to meet the minimum level for a particular objective.

Transactions With Management
----------------------------

On June 1, 1988, the Company and Dr. Landon agreed to consolidate the previous loan facilities available to Dr. Landon into a single loan of $100,000. The loan had a five year term with repayment of principal deferred for three years. The loan bore interest at the six month certificate of deposit rate paid by Signet Bank, Maryland, and the rate was adjusted quarterly. On September 29, 1989, the Company agreed to increase the loan to $125,000. On September 21, 1990, the Company agreed to increase the loan to $150,000. Pursuant to Dr. Landon's previous employment agreement, the loan was to be repaid in five installments of $30,000 plus interest within six weeks after the end of each of the next five fiscal years beginning with fiscal year 1992.

On July 1, 1994, Dr. Landon made a payment of $2,745 on accrued interest. On June 6, 1994, the Company agreed to defer Dr. Landon's third $30,000 repayment and make the payment due as two $15,000 installments paid with the fourth and fifth $30,000 repayments respectively. On October 11,

1995, the Company's shareholders affirmatively voted to approve the purchase of Company stock from Dr. Landon at market value to fund the repayment by Dr. Landon of the remainder of the Company loan. On October 16, 1996, the Board of Directors affirmatively voted to extend the due date of the loan, maintaining all other terms and conditions, until October 31, 1998.

On October 28, 1998, the Compensation Committee of the Board of Directors agreed to extend the repayment period of the Company loan to Dr. Landon from October 31, 1998 to April 30, 2000. In accordance with the shareholders' prior approval of the Company's plan to purchase shares of stock from Dr. Landon at market value, the Company purchased, on a quarterly basis for four quarters, 9,000 shares, and for one quarter, 2,039 shares of Company stock from Dr. Landon at market value. Dr. Landon made a cash payment of $20,000 on accrued interest in December, 1999. Dr. Landon paid the remaining balance of $753 of accrued interest on June 23, 2000. During fiscal year 1999, Dr. Landon made repayments totaling $57,094. During fiscal year 2000, Dr. Landon repaid the balance ($32,906) of the note. The largest amount owed by Dr. Landon during the fiscal year ended May 31, 2000 in respect to his loan facilities was $32,906, excluding accrued interest of $753. There was no addition to the loan during this fiscal year.


                  ITEM 2 - RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors recommends the ratification of the appointment of the firm of Aronson, Fetridge & Weigle as independent auditors for fiscal year 2002. A representative of Aronson, Fetridge & Weigle will be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions raised at the meeting.

Services provided in connection with the audit function by Aronson, Fetridge & Weigle for the fiscal year 2001 included primarily the examination of BIOQUAL's consolidated financial statements, and the review of filings with the Securities and Exchange Commission.

As reported in an 8-K filed by the Company on November 13, 2000, effective November 7, 2000, the Company terminated the engagement of Deloitte & Touche LLP as its independent public accountants. On the same day, the Company retained Aronson, Fetridge & Weigle as its public accountants. The engagement of Aronson, Fetridge & Weigle was recommended by the Audit Committee of the Company's Board of Directors and approved by the Board of Directors. Aronson, Fetridge & Weigle audited the Company's financial statements for the year ended May 31, 2001.

The audit reports by Deloitte & Touche LLP on the Company's financial statements for each of the last two fiscal years ended May 31, 1999 and May 31, 2000, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended May 31, 1999 and May 31, 2000, respectively, and in the subsequent interim period, there have been no disagreements between the Company and Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the audited financial statements.

Audit Fees paid to Deloitte & Touche LLP and to Aronson, Fetridge & Weigle are
----------
presented in Appendix B attached hereto.

Financial Information Systems Design and Implementation Fees were not paid to
------------------------------------------------------------
the independent accounting firms.

All Other Fees (for preparation of tax returns and expenses related to the
--------------
change in independent auditors) are presented in Appendix B attached hereto.

The Board of Directors recommends a vote FOR the approval of Aronson, Fetridge & Weigle as independent auditors for the fiscal year 2002. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice on the proxy card. The affirmative vote of a majority of the shares entitled to vote and present at the meeting, in person or by proxy, is required to approve the appointment of Aronson, Fetridge & Weigle.


                              SHAREHOLDER PROPOSALS

Shareholders who wish to submit proposals at the next Annual Meeting of Shareholders should submit such proposals to the Company at its headquarters at 9600 Medical Center Drive, Rockville, Maryland 20850. Such proposals must be received by the Company by June 1, 2002.

The Company will not be required to include in its Proxy Statement or form of proxy, a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission. Shareholders who wish to submit a proposal at the 2002 annual meeting (but do not wish to seek inclusion of the proposal in the Company's proxy material) must submit their notice to the Company on or before August 7, 2002.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, among others, to file with the Securities and Exchange Commission (the "SEC") and the Chicago Stock Exchange an initial report of ownership of the Company's stock on Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members are covered by these reporting rules. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and in filing these reports on their behalf. Based solely on a review of the copies of such forms furnished to the Company, and on written representation from certain reporting persons, the Company believes that during fiscal year 2001, all of its executive officers and directors filed the required reports on timely basis under Section 16(a).

Proxy Preparation
-----------------

The expense of preparing, assembling, printing, and mailing the form of proxy material used for the solicitation of proxies will be borne by the Company. The Company has not retained any firm to solicit proxies on behalf of the Company. Company directors and officers of the Company may solicit proxies in person or by telephone and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of Common Stock. So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the best judgment of the person or persons voting said proxy.

THE COMPANY'S REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 2001, ACCOMPANIES THIS PROXY STATEMENT. UPON THE WRITTEN REQUEST OF A SHAREHOLDER OF THE COMPANY ADDRESSED TO MICHAEL P. O'FLAHERTY, SECRETARY OF THE COMPANY, AT 9600 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH SHAREHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                                             By Order of the Board of Directors
                                             /s/ Michael P. O'Flaherty
                                             Michael P. O'Flaherty
                                             Secretary

                                   APPENDIX A

                          REPORT OF THE AUDIT COMMITTEE



     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee monitors these processes.

     In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

     In addition, the Committee discussed with the independent auditors the auditor's independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee did not consider whether the provision of the services rendered by the auditors, other than audit services, is compatible with maintaining the principal accountant's independence. Fees for services other than audit services consisted of fees for preparing corporate tax returns and fees related to the change in independent auditors.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors for fiscal year 2002.

                                 AUDIT COMMITTEE


                           Charles F. Gauvin, Chairman
                              Charles C. Francisco

                                   APPENDIX B

                               INDEPENDENT AUDITOR
                                 FEE DISCLOSURE

                                                                             Fiscal Year
                                                                                Ended
Professional Services Provided                                               May 31, 2001
------------------------------                                             ----------------


Audit Fees:
----------

Deloitte & Touche, LLP                                                     $         46,600
Aronson, Fetridge & Weigle                                                            5,000
                                                                           ----------------

Total Audit Fees                                                           $         51,600
                                                                           ----------------

Financial Information Systems Design and Implementation Fees:              $          - 0 -
------------------------------------------------------------

All Other Fees:
--------------

Deloitte & Touche, LLP  (1)                                                $         20,550
Aronson, Fetridge & Weigle                                                            - 0 -
                                                                           ----------------

Total All Other Fees                                                       $         20,550
                                                                           ----------------

TOTAL FEES                                                                 $         72,150
                                                                           ================

   (1) Includes fees for preparing corporate tax returns and fees related to the change in independent auditors.

                                   APPENDIX C

                             AUDIT COMMITTEE CHARTER

         The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its fiduciary responsibilities by assuring that the Company's accounting and reporting practices, internal controls and audit coverage are adequate.

Authority

         Primary responsibility for the Company's financial reporting and internal operating controls is vested in senior operating management as overseen by the Board of Directors ("Board"). Pursuant to the Bylaws of the Company, an Audit Committee is hereby established by the Board of Directors as a standing committee. The Committee shall act only as a Committee with individual members possessing no authority to act on their own.

         The Audit Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities. The Audit Committee will meet at least annually and call special meetings as required.

Responsibilities

         1.       Financial Reporting - The responsibility of the Audit
                  -------------------
                  Committee in the area of financial reporting is to oversee that financial disclosures made by management reasonably present the Company's financial condition, results of operations, and plans and long-term commitments in accordance with generally accepted accounting principles. To accomplish this, the Audit Committee will:

                  a.       Oversee the external audit process, including:

                           Annual recommendation to the Board of the selection, retention or termination of the independent certified public accountants

                           Monitoring of audit results

                  b. Review significant accounting policies and accounting policy decisions.

                  c.       Review the financial statements, including:

                                    Interim consolidated financial statements and auditor's report prior to publication.

                                    Annual consolidated financial statements and auditor's report, prior to publication.

                                    Annual financial statements and auditor's report for any subsidiary of BIOQUAL, Inc. that has an independent audit. Further, each Committee member shall receive a copy of the financial statements and auditor's report for any subsidiary, partnership or joint venture with other than a standard "clean" audit report or with any unusual or significant disclosures.

                                    10-QSB.

                                    10-KSB.

                  d. Arrange for periodic reports from management and the independent certified public accountants to assess the impact of significant regulatory changes and accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC or any other significant matters that may affect the Company.

                  e. Review with management the management's discussion and analysis section of the annual report.

                  f. Ask management and the independent certified public accountants if there were any significant reporting or operational issues affecting the financial statements that were discussed during the accounting period.

                  g. Obtain from management a notification of issues and responses whenever a second opinion is sought from an independent certified public accountant.

                  h. Review the letter of management representations given to the independent public certified accountants and inquire whether any difficulties were encountered in obtaining the letter.

         2.       Internal Controls - The Audit Committee shall:

                  a. Meet privately with the independent certified public accountants to discuss pertinent matters, including quality of management, financial, accounting and internal audit personnel, and to determine if any restrictions have been placed by management on the scope of their examination or if there are other matters that should be discussed.

                  b. Direct special investigations into significant matters brought to its attention within the scope of its duties.

                  c. Review letters from the independent certified public accountants related to recommendations for improvements in the system of internal control and accounting procedures.

Membership

         The members of the Audit Committee shall meet the independence requirements of the Chicago Stock Exchange and be comprised of at least two independent members of the Board of Directors. A director is considered independent if he/she is not an officer or employee of the Company or its subsidiary and has no relationship with the Company that may interfere with the exercise of their independence in carrying out the responsibilities of a director. The members shall be designated annually by the Board of Directors upon the recommendation of the Chairman of the Board. The Committee membership may be temporarily expanded by the Chairman of the Board or the Chairman of the Audit Committee as either may determine necessary for special reviews or investigations. In addition, the Committee may have in attendance at any meeting, members of management, independent or internal auditors as it deems necessary to carry out its duties. A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board of Directors.

Adopted by the Committee
Approved by the Board

COMMON STOCK                                                      PROXY

                                  BIOQUAL, INC.

                ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 23, 2001

     The undersigned hereby appoints John C. Landon and Michael P. O'Flaherty and each of them, with power of substitution in each, as proxies or proxy to represent the undersigned at the Annual Meeting of the Shareholders of BIOQUAL, Inc. (the "Company") to be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on Tuesday, October 23, 2001, at 10:00 a.m., local time, and at any adjournment or postponement thereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present, (a) in the manner designated herein with respect to the election of directors and the other identified proposal and (b) in their discretion on such other matters as may properly come before the meeting or any adjournments thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "For" all nominees and the proposal.

BIOQUAL, Inc.                 Annual Meeting
                              Of Shareholders
                              Tuesday, October 23, 2001
                              10:00 a.m.
                              The Hilton Gaithersburg
                              620 Perry Parkway
                              Gaithersburg, Maryland

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ABOVE PROXY ON THE REVERSE SIDE AND RETURN THE SAME IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

1. ELECTION OF DIRECTORS:   J. Thomas August, M.D., Charles C. Francisco,
                            Charles F. Gauvin, John C. Landon, Ph.D.

FOR ALL NOMINEES         WITHHOLD        (To withhold authority to vote for any
listed except as         AUTHORITY       individual nominees, write the name of
otherwise indicated    to vote for all   such nominee(s) on the following line.)
 with respect to       nominees listed
individual nominees


       [__]                 [__]         _________________________________

2. RATIFICATION OF INDEPENDENT AUDITORS:
   Ratification of the selection of Aronson, Fetridge & Weigle as the Company's independent auditors.

       FOR                      AGAINST                  ABSTAIN


       [__]                      [__]                      [__]

                            Dated:


                                   _______________________________________

                                               Signature(s)

                                   Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, guardian, etc. or as an officer of a corporation, give full title. For joint accounts obtain both signatures.